Exhibit 10.6

745 Seventh Avenue
New York, NY 10019
United States

barclays.com

February 27, 2018

To:	Sempra Energy
488 8th Avenue
San Diego, CA 92101
Attention: General Counsel

Re:     Amendment to Registered Forward Transaction Confirmation

This letter agreement (this “Amendment”) amends the terms and conditions of the transaction (the “Transaction”) evidenced by the Confirmation by and between Barclays Bank PLC (“Dealer”) and Sempra Energy (“Counterparty”), dated as of January 4, 2018 (the “Confirmation”).
1.     Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

2.     Amendment. The Confirmation shall be amended by:

Replacing the definition of “Settlement Notice Date” in Schedule I to the Confirmation in its entirety with the following:

“(i) 8:00 p.m. New York City time, two (2) Scheduled Trading Days prior to the related Settlement Date, which may be the Maturity Date, if Physical Settlement applies, or (ii) 45 Scheduled Trading Days prior to the related Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies.”

3.     Representations. Each of the representations and warranties in Section 3(a) of the Agreement are hereby deemed to be repeated on the date hereof.

4.    Effectiveness. This Amendment shall become effective upon execution hereof by the parties hereto. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

5.    Counterparts.     This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

6.     Governing Law. The provisions of this Amendment shall be governed by the laws of the State of New York (without reference to choice of law doctrine).

[Signature page follows]

Counterparty hereby agrees to check this Amendment and to confirm that the foregoing correctly sets forth the terms of the Amendment by signing in the space provided below and returning an executed copy to Dealer. Originals shall be provided for your execution upon your request.

Very truly yours,

Barclays Capital Inc.
as agent for
Barclays Bank PLC

By:	___________________________

Name:

Title:

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the date set forth above.

SEMPRA ENERGY

By:	___________________________

Name:

Title: